Exhibit 99.1

AGILYSYS GROWS THIRD QUARTER REVENUE 21% TO RECORD $60.6M

Includes Subscription Revenue Growth of 29.9%

Quarter Adjusted EBITDA of $11.8M and Adjusted EPS of $0.35

Increases Full Fiscal Year Adjusted EBITDA Guidance to 15% of Revenue

ALPHARETTA, GA – Jan. 22, 2024 - Agilysys, Inc. (NASDAQ: AGYS), a leading global provider of hospitality software solutions that deliver High Return Hospitality, today reported operating results for its fiscal 2024 third quarter ending December 31, 2023.

Summary of Fiscal 2024 Third Quarter Financial Results

•
Total net revenue increased 21.3% to a record $60.6 million, compared to total net revenue of $49.9 million in the comparable prior-year period.
•
Recurring revenue (comprising subscription and maintenance charges) was a record $35.1 million, or 58.0% of total net revenue, compared to $30.2 million, or 60.4% of total net revenue, for the same period in fiscal 2023. Subscription revenue increased 29.9% year-over-year and was 55.6% of total recurring revenue compared to 49.8% of total recurring revenue in the third quarter of fiscal 2023.
•
Gross margin was 62.5% compared to 61.7% in the comparable prior-year period.
•
Net income attributable to common shareholders was $76.9 million, or $2.85 per diluted share, compared to $3.4 million, or $0.13 per diluted share, in the comparable prior-year period. Net income for the quarter included discrete tax events including a $65.1 million release of valuation allowances against certain deferred tax assets.
•
Adjusted EBITDA (non-GAAP) was $11.8 million compared to $8.1 million in the comparable prior-year period (reconciliation included in financial tables).
•
Adjusted diluted EPS (non-GAAP) was $0.35 per share compared to $0.26 per share in the comparable prior-year period (reconciliation included in financial tables).
•
Free cash flow (non-GAAP) in the fiscal 2024 third quarter was $11.3 million compared to free cash flow of $11.7 million in the fiscal 2023 third quarter (reconciliation included in financial tables). Ending cash balance was $116.2 million, compared to ending cash balance of $112.8 million as of fiscal 2023 year-end.

Ramesh Srinivasan, President and CEO of Agilysys, commented, “We are pleased with our continuing good business momentum, highlighted by the eighth consecutive record revenue quarter, 21.3% year-over-year revenue growth that includes subscription revenue growth of 29.9% and Adjusted EBITDA of 19.4%.”

Mr. Srinivasan continued, “Improving implementation services efficiency, as our recently re-engineered and newly created state-of-the-art technology-based software solutions continue to establish themselves well across many hospitality corporations and their properties, was the other salient highlight of the quarter. Record high services revenue and significantly improved services margins helped drive increases in gross margin and net income profitability levels.

“We remain confident with the increased full fiscal year revenue guidance range of $235M to $238M and subscription revenue growth of 28% year-over-year provided at the end of the last quarter. We expect fiscal 2024 Adjusted EBITDA to be 15% of revenue, higher than the previous guidance. Several major customers across various geographies continue to implement recently modernized versions of our cloud-native solutions at their properties and are increasingly relying on us to enable new efficiencies for staff and better experiences for guests. Our competitive positioning across all product categories continues to strengthen, giving us the capability to generate significant shareholder value during the short, medium and long term,” he concluded.

Fiscal 2024 Outlook

Agilysys raised Adjusted EBITDA expectations for fiscal 2024 to 15% of revenue and reiterated full-year revenue guidance of $235 to $238 million and subscription revenue growth of 28% year-over-year.

Dave Wood, Chief Financial Officer, commented, “Product implementations continue to show improved efficiencies driving consistent recurring revenue growth. Our backlog remains strong and we remain confident about continued good business growth. Increased profitability this quarter is another testament to our relentless and unwavering focus on disciplined growth across all areas of our business.”

2024 Third Quarter Conference Call and Webcast

Agilysys is hosting a conference call and webcast today, January 22nd, 2024, at 4:30 p.m. ET. Both the call and the webcast are open to the public. Interested parties can register for the call at https://register.vevent.com/register/BI613f55fedd064a359f57d5a7b2de762a. Registrants will receive an email confirmation with further access details and a personalized PIN. Please register 15 minutes prior to the call to receive registration confirmation and access details before the call starts.

Interested parties also can access the conference call live on the Investors Relations page of Agilysys.com under the Events and Presentations heading. An archived version of the webcast will be available for replay at the same location approximately two hours after the call is concluded.

Forward-Looking Language

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, our revenue, subscription revenue and Adjusted EBITDA guidance for the 2024 fiscal year.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the impact macroeconomic factors may have on the overall business environment, our ability to achieve our fiscal 2024 guidance, future revenue growth, the company's ability to convert the backlog into revenue, and the risks described in the Company’s filings with the Securities and Exchange Commission, including the Company’s reports on Form 10-K and Form 10-Q. Additionally, references to "record" financial and business levels in this document refer only to the time period after Agilysys made the transformation to an entirely hospitality focused software solutions company in FY2014.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement that may be made from time to time, whether written or oral, whether as a result of new information, future developments or otherwise.

Use of Non-GAAP Financial Information

To supplement the unaudited consolidated financial statements presented in accordance with U.S. GAAP in this press release, certain non-GAAP financial measures as defined by the SEC rules are used. These non-GAAP financial measures include EBITDA, Adjusted EBITDA, adjusted net income, adjusted basic earnings per share, adjusted diluted earnings per share and free cash flow. Management believes that such information can enhance investors’ understanding of the Company’s ongoing operations.

The Company has included the following non-GAAP financial measures in this press release: adjusted net income, adjusted basic earnings per share and adjusted diluted earnings per share. The Company believes these non-GAAP financial measures provide valuable insight into the Company’s overall profitability from core operations before certain non-cash and non-recurring charges. The Company defines adjusted net income as net income attributable to common shareholders before amortization expense (including amortization of developed technology), share-based compensation, other (gains) and charges, net, and legal settlements, less the related income tax effect of these adjustments, as applicable, at the Company's current combined federal and state income statutory tax rate, and tax events which are defined as excess tax benefits or expense related to share-based compensation, release of valuation allowances against deferred income taxes, and changes in uncertain tax positions. The Company defines adjusted earnings per share as adjusted net income divided by basic and diluted weighted average shares outstanding.

See the accompanying tables below for the definitions and reconciliation of these non-GAAP measures to the most closely related GAAP measures.

About Agilysys

Agilysys exclusively delivers state-of-the-art software solutions and services that help organizations achieve High Return Hospitality™ by maximizing Return on Experience (ROE) through interactions that make ‘personal’ profitable. Customers around the world use Agilysys Property Management Systems (PMS), Point-of-Sale (POS) and F&B Inventory and Procurement (I&P) solutions to consistently delight guests, retain staff and grow margins. Agilysys’ 100% hospitality customer base includes branded and independent hotels; multi-amenity resorts; casinos; property, hotel and resort management companies; cruise lines; corporate dining providers; higher education campus dining providers; food service management companies; hospitals; lifestyle communities; senior living facilities;

stadiums; and theme parks. Agilysys operates across the Americas, Europe, the Middle East, Africa, Asia-Pacific, and India with headquarters located in Alpharetta, GA. For more information visit Agilysys.com.

# # #

Investor Contact:

Jessica Hennessy

Senior Director Corporate Strategy & Investor Relations

Agilysys, Inc.

770-810-6116 or investorrelations@agilysys.com

- Financial tables follow -

AGILYSYS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three months ended December 31,		Nine months ended December 31,

(In thousands, except per share data)	2023	2022	2023	2022
Net revenue:
Products	$12,678	$10,697	$38,100	$32,291
Subscription and maintenance	35,107	30,154	101,481	86,917
Professional services	12,781	9,069	35,662	25,960
Total net revenue	60,566	49,920	175,243	145,168
Cost of goods sold:
Products	6,707	5,368	20,023	16,682
Subscription and maintenance	7,371	6,767	22,812	19,223
Professional services	8,664	7,009	26,428	20,627
Total cost of goods sold	22,742	19,144	69,263	56,532
Gross profit	37,824	30,776	105,980	88,636
Gross profit margin	62.5%	61.7%	60.5%	61.1%
Operating expenses:
Product development	14,551	12,416	42,455	36,550
Sales and marketing	6,137	5,886	19,838	16,619
General and administrative	9,057	7,928	27,207	22,850
Depreciation of fixed assets	909	437	3,042	1,371
Amortization of internal-use software and intangibles	343	430	1,120	1,326
Other (gains) and charges, net	(924)	93	45	374
Legal settlements	—	104	—	104
Total operating expense	30,073	27,294	93,707	79,194
Operating income	7,751	3,482	12,273	9,442
Other income (expense):
Interest income	1,252	704	3,580	1,186
Other income (expense), net	95	384	(15)	799
Income before taxes	9,098	4,570	15,838	11,427
Income tax (benefit) provision	(68,043)	678	(67,396)	920
Net income	$77,141	$3,892	$83,234	$10,507
Series A convertible preferred stock dividends	(286)	(459)	(1,204)	(1,377)
Net income attributable to common shareholders	$76,855	$3,433	$82,030	$9,130

Weighted average shares outstanding - basic	25,808	24,703	25,256	24,651

Net income per share - basic:	$2.98	$0.14	$3.25	$0.37

Weighted average shares outstanding - diluted	26,979	26,070	26,463	25,780

Net income per share - diluted:	$2.85	$0.13	$3.10	$0.35

AGILYSYS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)	December 31, 2023 (Unaudited)	March 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$116,200	$112,842
Accounts receivable, net of allowance for expected credit losses of $763 and $610, respectively	49,366	22,378
Contract assets	1,971	2,242
Inventories	6,772	9,774
Prepaid expenses and other current assets	9,385	7,422
Total current assets	183,694	154,658
Property and equipment, net	18,074	14,576
Operating lease right-of-use assets	18,734	12,708
Goodwill	33,082	32,638
Intangible assets, net	17,223	18,140
Deferred income taxes, non-current	67,999	2,790
Other non-current assets	7,852	7,526
Total assets	$346,658	$243,036
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$9,012	$9,418
Contract liabilities	62,938	52,124
Accrued liabilities	15,310	13,708
Operating lease liabilities, current	3,947	3,263
Finance lease obligations, current	—	2
Total current liabilities	91,207	78,515
Deferred income taxes, non-current	1,035	2,257
Operating lease liabilities, non-current	20,200	13,477
Other non-current liabilities	3,943	4,018
Commitments and contingencies
Series A convertible preferred stock, no par value	—	35,459
Shareholders' equity:
Common shares, without par value, at $0.30 stated value; 80,000,000 shares authorized; 33,342,288 shares issued; and 27,349,322 and 25,326,626 shares outstanding at December 31, 2023 and March 31, 2023, respectively	10,003	9,482
Treasury shares, 5,992,966 and 6,280,205 at December 31, 2023 and March 31, 2023, respectively	(1,798)	(1,884)
Capital in excess of stated value	91,173	52,978
Retained earnings	134,794	52,764
Accumulated other comprehensive loss	(3,899)	(4,030)
Total shareholders' equity	230,273	109,310
Total liabilities and shareholders' equity	$346,658	$243,036

AGILYSYS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine Months Ended
	December 31,
(In thousands)	2023	2022

Operating activities
Net income	$83,234	$10,507
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on asset disposals	(1,145)	—
Depreciation of fixed assets	3,042	1,371
Amortization of internal-use software and intangibles	1,120	1,326
Deferred income taxes	(66,506)	(378)
Share-based compensation	9,489	9,410
Changes in operating assets and liabilities	(10,855)	(4,556)
Net cash provided by operating activities	18,379	17,680
Investing activities
Capital expenditures	(7,658)	(3,616)
Additional investments in corporate-owned life insurance policies	(2)	(27)
Net cash used in investing activities	(7,660)	(3,643)
Financing activities
Payment of preferred stock dividends	(1,663)	(1,836)
Repurchase of common shares to satisfy employee tax withholding	(5,734)	(2,924)
Principal payments under long-term obligations	(2)	(3)
Net cash used in financing activities	(7,399)	(4,763)
Effect of exchange rate changes on cash	38	(427)
Net increase in cash and cash equivalents	3,358	8,847
Cash and cash equivalents at beginning of period	112,842	96,971
Cash and cash equivalents at end of period	$116,200	$105,818

AGILYSYS, INC.

RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA

(UNAUDITED)

	Three months ended		Nine months ended
(In thousands)	December 31,		December 31,
	2023	2022	2023	2022
Net income	$77,141	$3,892	$83,234	$10,507
Income tax (benefit) provision	(68,043)	678	(67,396)	920
Income before taxes	9,098	4,570	15,838	11,427
Depreciation of fixed assets	909	437	3,042	1,371
Amortization of internal-use software and intangibles	343	430	1,120	1,326
Amortization of developed technology acquired	39	39	119	120
Interest income, net	(1,252)	(704)	(3,580)	(1,186)
EBITDA (a)	9,137	4,772	16,539	13,058
Share-based compensation	3,638	3,466	9,489	9,410
Other (gains) and charges, net	(924)	93	45	374
Other non-operating expense (income)	(95)	(384)	15	(799)
Legal settlements	—	104	—	104
Adjusted EBITDA (b)	$11,756	$8,051	$26,088	$22,147

(a) EBITDA, a non-GAAP financial measure, is defined as net income before income taxes, interest income (net of interest expense), depreciation and amortization (including amortization of developed technology)

(b) Adjusted EBITDA, a non-GAAP financial measure, is defined as net income before income taxes, interest income (net of interest expense), depreciation and amortization (including amortization of developed technology), and excluding charges relating to i) legal settlements, ii) other (gains) and charges, net, iii) share-based compensation, and iv) other non-operating (income) expense

AGILYSYS, INC.

RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME FOR ADJUSTED EARNINGS PER SHARE

(UNAUDITED)

	Three Months Ended		Nine months ended
(In thousands, except per share data)	December 31,		December 31,
	2023	2022	2023	2022
Net income attributable to common shareholders	$76,855	$3,433	$82,030	$9,130
Amortization of developed technology acquired	39	39	119	120
Amortization of internal-use software and intangibles	343	430	1,120	1,326
Share-based compensation	3,638	3,466	9,489	9,410
Other (gains) and charges, net	(924)	93	45	374
Legal settlements	—	104	—	104
Tax events (a)	(69,644)	—	(69,644)	—
Income tax adjustments	(978)	(913)	(2,610)	(2,280)
Adjusted net income (b)	$9,329	$6,652	$20,549	$18,184

Basic weighted average shares outstanding	25,808	24,703	25,256	24,651
Diluted weighted average shares outstanding	26,979	26,070	26,463	25,780

Adjusted basic earnings per share (c)	$0.36	$0.27	$0.81	$0.74
Adjusted diluted earnings per share (c)	$0.35	$0.26	$0.78	$0.71

(a) Tax events include excess tax benefits or expense related to share-based compensation, release of valuation allowances against deferred income taxes, and changes in uncertain tax positions

(b) Adjusted net income, a non-GAAP financial measure, is defined as net income attributable to common shareholders before amortization expense (including amortization of developed technology), share-based compensation, other (gains) and charges, net, and legal settlements, less the related income tax effect of these adjustments, as applicable, at the Company’s current combined federal and state income statutory tax rate and, as defined under (a) above, tax events

(c) Adjusted earnings per share, a non-GAAP financial measure, is defined as adjusted net income divided by basic and diluted weighted average shares outstanding

AGILYSYS, INC.

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

(UNAUDITED)

	Three months ended		Nine months ended
(In thousands)	December 31,		December 31,
	2023	2022	2023	2022
Net cash provided by operating activities	$12,909	$14,563	$18,379	$17,680
Capital expenditures	(1,656)	(2,819)	(7,658)	(3,616)
Free cash flow (a)	$11,253	$11,744	$10,721	$14,064

(a) Free cash flow, a non-GAAP financial measure, is defined as net cash provided by operating activities, less capital expenditures